UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South Hope Street, 25th Floor Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

(213) 613-3333

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (which we may refer to as “we”, “us”, “our” or the “Company”), in connection with the matters described herein:

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Company held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on May 16, 2014 at 8:30 a.m. (Pacific Time).

(b)	The voting results from the Annual Meeting were as follows:

1.	Each of the following 10 directors was elected to our Board of Directors (our “Board”) to serve until the next annual meeting of stockholders in 2015 or until their respective successors are elected and qualified. Each director received the number of votes set forth below. For each director, there were 14,554,422 broker non-votes and no abstentions.

Name	For	Withheld
Richard C. Blum	280,201,491	4,836,102
Brandon B. Boze	282,718,375	2,319,218
Curtis F. Feeny	282,752,025	2,285,568
Bradford M. Freeman	280,411,053	4,626,540
Michael Kantor	283,286,079	1,751,514
Frederic V. Malek	278,765,542	6,272,051
Robert E. Sulentic	281,529,796	3,507,797
Laura D. Tyson	282,388,495	2,649,098
Gary L. Wilson	278,672,001	6,365,592
Ray Wirta	281,416,231	3,621,362

2.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2014 was approved by a vote of 289,347,241 shares in favor, 9,881,154 shares against and 363,620 shares abstaining. There were no broker non-votes on this proposal.

3.	An advisory resolution approving our named executive compensation for 2013 was approved by a vote of 282,983,244 shares in favor, 1,206,763 shares against and 847,586 shares abstaining. There were 14,554,422 broker non-votes on this proposal.

Item 8.01	Other Events.

On May 16, 2014, following the Annual Meeting, Director Richard (Dick) Blum stepped down as Chair of our Board, and our Board selected Director Ray Wirta as our new Board Chair to succeed Mr. Blum, effective immediately. Mr. Wirta was Vice Chair of our Board prior to assuming the new position.

Mr. Blum, who had served as our Board Chair since 2001, will remain a member of our Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2014	CBRE GROUP, INC.

	By:	/s/ GIL BOROK
Gil Borok
Deputy Chief Financial Officer and Chief Accounting Officer